Exhibit 31.4

CERTIFICATION

I, Viraj Patel, certify that:

1.	I have reviewed this Amendment #1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017, of Ameri Holdings, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 30, 2018	/s/ Viraj Patel
		Name:	Viraj Patel
		Title:	Chief Financial Officer (Principal Financial Officer)